September 28, 2004


Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 28th Floor
New York, New York 10080

Re:   Terwin Mortgage Trust,
      Asset-Backed Certificates, Series TMTS 2004-11HE

Ladies and Gentlemen:

We have acted as counsel for Merrill Lynch Mortgage Investors, Inc. (the "Company"), in connection with the sale by the Company of approximately $262,841,100 in aggregate principal amount of Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-11HE (the "Certificates"). The Certificates are issued under the terms of a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2004, by and among the Company, U.S. Bank National Association, as Trustee, Terwin Advisors LLC, as Seller, Chase Manhattan Mortgage Corporation, as Master Servicer, GreenPoint Mortgage Funding Inc., as Servicer, Specialized Loan Servicing, LLC, as Servicer and JPMorgan Chase Bank, as Securities Administrator and Backup Servicer. The Offered Certificates will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Terwin Capital LLC (together, the "Underwriters") for resale to the public pursuant to an Underwriting Agreement dated March 1, 2004, and the Terms Agreement dated September 23, 2004 (together, the "Underwriting Agreement") each by and among the Company and the Underwriters. Capitalized terms used and not defined herein have the meanings given to them in the Prospectus Supplement.

We have examined a signed copy of the Registration Statement on Form S-3 (No. 333-112231) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which it initially became effective (the "Registration Statement") and as amended to the date hereof, the Company's Prospectus (the "Prospectus") dated June 18, 2004 and the Prospectus Supplement dated September 27, 2004 (the "Prospectus Supplement"), relating to the Offered Certificates. We also have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the

Merrill Lynch Mortgage Investors, Inc.
September 28, 2004
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Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Certificate of Incorporation of the Company; (ii) the By-Laws of the Company; (iii) copies of certain resolutions adopted by the Board of Directors of the Company authorizing the issuance and sale of the Certificates; (iv) the Pooling and Servicing Agreement;
(v) the forms of the Offered Certificates and (vi) the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostatic copies to the original documents and the authenticity of such documents. We have assumed that any documents executed by any party other than the Company are the legal, valid and binding obligation of such party. As to any facts material to the opinions expressed herein that we did not establish independently or verify, we have relied upon the truth, accuracy and completeness of the statements and representations of the Company, its officers and other representatives, the Trustee and others. Whenever the phrase "to the best of our knowledge" or "of which we are aware" is used herein, it refers in each case to the actual knowledge of the attorneys of this firm involved in the representation of the Company in this transaction.

We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for, will be validly issued, fully paid, nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement including this Exhibit.

Very truly yours,

Dechert LLP